European Re of Zurich


Mr. Guy D. Hengesbaugh,                   David R. Whiting
LaSalle Re Holdings Limited,              Member of Senior Management
25 Church Street,                         European Reinsurance Company of Zurich
Hamilton HM 12                            Bermuda Branch
Bermuda                                   8 Par La Villa Road
                                          Hamilton HM08
Fax No. 441 292-1383                      Bermuda
                                          Telephone (441) 295-8907
                                          Fax (441) 295-1757


                                          December 19, 1999

Deal Guy,

Re: Catastrophe Equity Securities Issuance Option Agreement

Notwithstanding the provisions of Section 6.8 of the Catastrophe Equity Securities Issuance Option Agreement (the "Agreement") entered into as of July 1, 1999. European Reinsurance Company of Zurich (as holder of a Majority Option Interest as defined in the Agreement) agrees that the Securities Issuance Option shall not be automatically terminated in the event of a Change of Control (as defined in the Agreement) resulting from a public announcement of a pending Change of Control transaction involving LaSalle Re Holdings Limited occurring on or before December 20, 1999.

LaSalle Re Holdings Limited and European Reinsurance Company at Zurich (the "Parties") agree that any public announcement of a pending Change of Control transaction involving LaSalle Re Holdings Limited occurring on or before December 20, 1999 shall not be considered a Change of Control for the purposes of Section 6.8 of the Agreement. The Parties further agree that the occurrence of a Change of Control event (a), (b) or (c) (as defined in the definition of Change of Control in the Agreement) occurring after December 20, 1999 shall be considered a Change of Control for the purposes of Section 6.8 of the Agreement, notwithstanding any events which occurred on or before December 20, 1999.

All provisions of the Agreement remain in full force and effect.

Please confirm that the foregoing reflects our agreement by signing and returning the duplicate of this letter enclosed herewith.

Sincerely,

/s/  David R. Whiting                                  /s/  John P. Doucette
     -----------------------                                --------------------
     David R. Whiting                                       John P. Doucette
     Member of Senior Management                            Member of Management